UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 1, 2009

LIBERTY STAR URANIUM & METALS CORP.

(Exact name of registrant as specified in its charter)

Nevada	000-50071	90-0175540
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5610 E. Sutler Lane, Tucson, Arizona 85712

(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code 520-721-1375

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Explanatory Note: This Amendment is being filed to correct a typographical error in the par value of the shares of common stock and a typographical error in the issued and outstanding.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Effective September 1, 2009 we have effected a one for four reverse stock split of our authorized and issued and outstanding common stock. As a result, our authorized capital has decreased from 5,000,000,000 shares of common stock with a par value of $0.001 to 1,250,000,000 shares of common stock with a par value of $0.00001. Our issued and outstanding share capital has decreased from 269,045,240 shares of common stock to 67,261,310 shares of common stock.

Item 7.01	Regulation FD Disclosure

The reverse stock split became effective with FINRA’s Over-the-Counter Bulletin Board at the opening for trading on September 1, 2009 under the new stock symbol “LBSR”. Our new CUSIP number is 53123T 206.

Item 9.01	Financial Statements and Exhibits

3.01	Certificate of Change Pursuant to NRS 78.209 (attached as an exhibit to our current report on Form 8-K filed September 1, 2009)

99.1	News release dated September 1, 2009 (attached as an exhibit to our current report on Form 8-K filed September 1, 2009)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIBERTY STAR URANIUM & METALS CORP.

By:
/s/ James Briscoe
James Briscoe, President and Director
Date: September 11, 2009

CW2868312.1